Oppenheimer Active Allocation Fund
a series of Oppenheimer Portfolio Series

N-SAR Exhibit – Item 77I

Oppenheimer Active Allocation Fund, a series of Oppenheimer Portfolio Series (the "Registrant"), a Delaware statutory trust, was formerly organized as Oppenheimer Active Allocation Fund, a series of Oppenheimer Portfolio Series, a Massachusetts business trust.  "Appendix J – Summary Comparison of Governing Documents and State Law," which describes the general effect of the conversion to a Delaware statutory trust on the rights of all shareholders, is included in the Definitive Proxy Statement of the Registrant on Schedule 14A filed with the Securities and Exchange Commission on April 11, 2013 (Accession Number 0000728889-13-000623) and is hereby incorporated by reference in response to Item 77I of the Registrant’s Form N-SAR.

Oppenheimer Conservative Investor Fund
N-SAR Exhibit – Item 77I

Oppenheimer Conservative Investor Fund (the “Fund”), as series of Oppenheimer Portfolio Series (the “Registrant”),  a Delaware statutory trust, was formerly organized as Oppenheimer Conservative Investor Fund, a series Oppenheimer Portfolio Series, a Massachusetts business trust.  “Appendix J – Summary Comparison of Governing Documents and State Law,” which describes the general effect of the conversion to a Delaware statutory trust on the rights of all shareholders, is included in the Definitive Proxy Statement of the Registrant on Schedule 14A filed with the Securities and Exchange Commission on April 11, 2013 (Accession Number 0000728889-13-000623) and is hereby incorporated by reference in response to Item 77I of the Registrant’s Form N-SAR.

Oppenheimer Moderate Investor Fund
a series of Oppenheimer Portfolio Series
N-SAR Exhibit – Item 77I

Oppenheimer Portfolio Series (the “Registrant”), a Delaware statutory trust, on behalf of its series, Oppenheimer Moderate Investor Fund, was formerly organized as Oppenheimer Portfolio Series, a Massachusetts business trust, on behalf of its series, Oppenheimer Moderate Investor Fund.  “Appendix J – Summary Comparison of Governing Documents and State Law,” which describes the general effect of the conversion to a Delaware statutory trust on the rights of all shareholders, is included in the Definitive Proxy Statement of the Registrant on Schedule 14A filed with the Securities and Exchange Commission on April 11, 2013 (Accession Number 0000728889-13-000623) and is hereby incorporated by reference in response to Item 77I of the Registrant’s Form N-SAR.

Oppenheimer Equity Investor Fund
a series of Oppenheimer Portfolio Series
N-SAR Exhibit – Item 77I

Oppenheimer Portfolio Series (the “Registrant”), a Delaware statutory trust, on behalf of its series, Oppenheimer Equity Investor Fund, was formerly organized as Oppenheimer Portfolio Series, a Massachusetts business trust, on behalf of its series, Oppenheimer Equity Investor Fund.  “Appendix J – Summary Comparison of Governing Documents and State Law,” which describes the general effect of the conversion to a Delaware statutory trust on the rights of all shareholders, is included in the Definitive Proxy Statement of the Registrant on Schedule 14A filed with the Securities and Exchange Commission on April 11, 2013 (Accession Number 0000728889-13-000623) and is hereby incorporated by reference in response to Item 77I of the Registrant’s Form N-SAR.